UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): January 5, 2006
                               (January 2, 2006)

                        COMPOSITE TECHNOLOGY CORPORATION

             (Exact name of registrant as specified in its charter)

            Nevada                     000-10999                  59-2025386
            ------                     ----------                 ----------
(State or other jurisdiction    (Commission File Number)        (IRS Employer
      of incorporation)                                      Identification No.)

                                2026 McGaw Avenue
                                Irvine, CA 92614
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (949) 428-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement

On January 2, 2006, Composite Technology Corporation (the "Company") entered into a Public and Media Relations Strategy and Services Consulting Agreement (the "Agreement") with Media Relations Strategy, Inc., Boca Raton, FL ("MRS") to provide public and media relations strategy and marketing counsel in the financial markets for a term of 27 months and will terminate on March 28, 2008. The Agreement provides that MRS shall (1) act as a liaison between the Company and its shareholders, (2) act as an advisor to the Company with respect to existing and potential markets and investors, and (3) act as an advisor to the Company with respect to communications and information dissemination. The Company shall pay MRS a non-refundable retainer fee of $36,500 per month in advance as follows: (i) $197,100 on execution of the present Agreement; (ii) $197,100 on April 21, 2006; (iii) $197,100 on August 25, 2006; (iv) $197,100 on
December 22, 2006 and (v) $197,100 on March 23, 2007. MRS shall be responsible for all the costs and expenses related to the provision of the Services. As a further incentive to the MRS, the Company agrees to issue MRS the following warrants to acquire the Company's unregistered, restricted shares of common stock: (i) 200,000 warrants at an exercise price of $2.00 per warrant; and (ii) 200,000 warrants at an exercise price of $2.50 per warrant; and (iii) 200,000 warrants at an exercise price of $3.00 per warrant ("the Warrants").

The Warrants shall expire on Wednesday, December 31, 2008 and shall have piggyback registration rights.

The Company shall have the right at its sole discretion to settle the entire remuneration due under the Agreement by paying the full amount of the contract in advance within sixty (60) days of the signature of the present Agreement. In the event that the Company shall elect to pay the contract remuneration in advance, the full amount payable shall be discounted by fifteen percent (15%). The Company shall have the right to pay the remuneration in cash or in shares. In the event of the payment of the remuneration in shares, such shares shall be unregistered shares of common stock (half of which shall carry piggyback registration rights) and valued at a price above the market price on the date of issuance.

The Agreement may be terminated by any party upon failure of the other party to cure a default or breach of this Agreement within (30) days; (ii) upon the bankruptcy or liquidation of the other party; (iii) upon the other party filing to benefit from any insolvency law; and/or (iv) upon the other party having or applying to have a receiver appointed to have jurisdiction over all or a substantial part of such party's assets or business. The Agreement may also be terminated by the Company in the event of a material and serious breach of MRS' duties or a repeated violation of its duties; or (ii) in the event of the loss by MRS of the services of a Key Person which is defined as any person or manager working with MRS whose presence the parties agree is materially important to the fulfillment of the services to be provided by MRS. At the time of execution of the Agreement, the Key Person is Martin L. Goldberg.

The description of the Agreement is qualified in its entirety by reference to the Agreement attached hereto as Exhibit 10.1.

Item 3.02.  Unregistered Sales of Equity Securities

On December 21, 2005, Composite Technology Corporation issued 451,613 shares of its common stock to one accredited investor upon the conversion of $700,000 of principal of Convertible Debentures at a conversion price of $1.55 per share. The Debentures were originally issued in August, 2004 and had been carried on the Company's balance sheet as long term debt prior to the conversion. The Company relied upon the exemption from registration as set forth in Section 4
(2) of the Securities Act for the issuance of these securities. The recipient took its securities for investment purposes without a view to distribution and had access to information concerning the Company and its business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of these securities.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit Number Exhibit Title or Description

      10.01  Public  and  Media  Relations  Strategy  and  Services   Consulting
      Agreement

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     COMPOSITE TECHNOLOGY CORPORATION
                                               (Registrant)

Date: January 5, 2006                 By:  /s/ Benton H Wilcoxon
                                         -----------------------
                                         Chief Executive Officer